Media Contact: David Rubinger 404.502.1240 / david@rubinger.com
Investor Relations Contact: David Black 404.266.4490 / david.black@statebt.com

State Bank Reports Second Quarter Financial Results

▪	Consistently positive fundamental trends impacted by loss share accounting, resulting in net income slightly above breakeven

▪	Noninterest-bearing deposits grew by $20 million and now make up more than 20% of total deposits

▪	Organic loans grew a net $72 million and now comprise more than 77% of total gross loans

▪	Accretable discount on loans covered by loss share agreements with the FDIC increased by $52 million

ATLANTA, GA, July 25, 2013 - State Bank Financial Corporation (NASDAQ: STBZ) today announced unaudited financial results for the quarter ended June 30, 2013. Net income for the second quarter was $137 thousand, compared to a net loss of $1.2 million for the first quarter of 2013 and net income of $11.0 million for the second quarter of 2012. Fully diluted earnings per share, while positive, rounded to $.00 for the second quarter compared to a fully diluted loss per share of $.04 in the first quarter of 2013 and fully diluted earnings per share of $.34 in the second quarter of 2012.

Commenting on the results, Joe Evans, Chairman and CEO, said, "I am very pleased with the results of the second quarter. In the core bank, we continued to generate solid loan growth with exceptional credit metrics and strong trends in demand deposits, treasury services and payroll processing. Positive trends continued in the covered loan portfolio resulting in a significant increase in our accretable discount accompanied by a smaller increase in scheduled amortization of our FDIC receivable for loss share agreements. While timing differences between the two obscure earnings in the near-term, we expect our covered loan portfolio performance to continue to meaningfully benefit our longer-term earnings."

Operating Highlights

Net interest income was $41.6 million in the second quarter of 2013, up from $35.5 million in the first quarter of 2013 and down from $46.4 million in the second quarter of 2012. Accretion income on covered loans increased $5.2 million from the first quarter primarily due to improved cash flow re-estimations. Interest income on noncovered loans for the second quarter was $15.1 million, up from $14.4 million in the prior quarter and $13.8 million in the second quarter of 2012. Yield on noncovered loans of 5.60% was down 19 basis points in the second quarter due to the competitive pricing environment. Interest expense of $2.0 million in the second quarter was stable versus the prior quarter and down from $2.6 million in the second quarter of 2012. Cost of funds for the second quarter was 37 basis points, a one basis point improvement from the first quarter of 2013 and a 10 basis point improvement from the year ago period. Cost of funds has now decreased for 12 consecutive quarters.

The noncovered loan portfolio continued to perform well, as recoveries were greater than charge-offs for the third straight quarter. Provision for loan losses on noncovered loans increased to $665 thousand in the second quarter from $350 thousand in the prior quarter but decreased from $2.1 million in the second quarter of 2012. Provision for loan losses on covered loans was a negative $1.3 million in the second quarter due to a valuation adjustment driven by improved performance of covered assets. This compared to a provision of negative $2.4 million in the first quarter of 2013 and positive $2.9 million in the second quarter of 2012.

Noninterest income excluding amortization of the FDIC receivable for loss share agreements, which we refer to herein as the indemnification asset, was $4.2 million for the second quarter, up slightly from $4.1 million in the first quarter partly driven by higher service charges and an increase in the fair market value of interest rate swaps. Total noninterest income for the second quarter, which includes amortization of the indemnification asset, was negative $16.5 million compared to negative $12.7 million in the first quarter of 2013 and negative $1.8 million in the second quarter of 2012.

Amortization of the indemnification asset negatively impacted noninterest income by $20.8 million in the second quarter compared to $16.8 million in the first quarter of 2013 and $4.0 million in the second quarter of 2012. The increase in amortization expense is due to higher cash flow re-estimations on covered loans, which in turn, reduces our expected payments on the indemnification asset. This change is amplified by having a shorter time period to recognize the amortization, relative to loan accretion, as the indemnification asset must terminate at the end of loss share while loan accretion continues over the estimated life of the loan, which is often much longer than the loss share period. We are currently projecting $73 million of scheduled amortization on the indemnification asset with an estimated weighted average life of four quarters, versus $257 million of scheduled loan accretion income with an estimated weighted average life of 11 quarters. The $257 million of accretable discount remaining at June 30, 2013 is $52 million higher than at the end of the first quarter of 2013.

Total noninterest expense for the second quarter was $25.5 million, down from $26.7 million in the first quarter of 2013 but up from $21.9 million in the second quarter of 2012. The $1.2 million decrease in noninterest expense in the second quarter of 2013 was primarily due to lower salaries and benefits compared to the first quarter of 2013, which included higher severance costs resulting from ongoing efficiency and productivity initiatives. Salaries and benefits declined $1.8 million in the second quarter of 2013 to $15.5 million, of which approximately $800 thousand was attributable to one-time severance costs. Legal and professional fees also declined $321 thousand in the quarter due to lower external consulting fees. Loan collection and OREO costs of $1.9 million negatively impacted noninterest expense in the second quarter of 2013, an increase of $656 thousand compared to the first quarter of 2013 primarily due to expenses incurred on covered loans without principal losses and therefore not eligible for reimbursement from the FDIC.

Financial Condition

Total assets at quarter-end were $2.61 billion, down from $2.64 billion at March 31, 2013 and $2.67 billion at June 30, 2012. Loans not covered by loss share agreements with the FDIC grew a net $71.7 million from the first quarter of 2013 to $1.1 billion and have increased a net $242.0 million year-over-year. Noncovered loans now comprise 77.1% of total gross loans. Total net loans were $1.4 billion, up $18.9 million from the first quarter but down $64.5 million from the second quarter of 2012 as covered loans continue to be resolved.

Total deposits at quarter-end were $2.13 billion, down from $2.15 billion at the end of the prior quarter and $2.17 billion at the end of the second quarter of 2012. Noninterest-bearing deposits grew by $20.2 million, or 4.9%, from the first quarter of 2013 and by $86.7 million, or 25.3%, since the second quarter of 2012. Noninterest-bearing deposits now make up 20.2% of total deposits.

Tangible book value per share was $12.94 at the end of the second quarter. State Bank Financial Corporation continues to be well capitalized, ending the quarter with a leverage ratio of 15.57% and a Tier I risk-based capital ratio of 25.86%.

Detailed Results

Supplemental tables displaying financial results for the second quarter of 2013, the previous four quarters and the first half of 2013 are included with this press release.

Conference Call

State Bank Chief Executive Officer Joe Evans, Chief Financial Officer Tom Callicutt, and Executive Risk Officer Kim Childers will discuss financial and business results for the quarter on a conference call today at 10:00 a.m. EDT. The dial in number is 1.877.243.0931. Please dial in 10 minutes prior to the start of the call to register. You will be asked to provide your name and affiliation/company to join the call. A replay of the conference call will be available shortly after the call's completion in the Investors section on the company's website at www.statebt.com. A slide presentation for today's call is also available in the Investors section on the company's website.

About State Bank Financial Corporation and State Bank and Trust Company
State Bank Financial Corporation (NASDAQ: STBZ) is the holding company for State Bank and Trust Company, one of Georgia's best-capitalized banks, with approximately $2.61 billion in assets as of June 30, 2013. State Bank has locations in Metro Atlanta and Middle Georgia.

To learn more about State Bank, visit www.statebt.com

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this news release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans, expectations and benefits of our strategic plan, including projections of future amortization and accretion, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties, and other factors, such as a downturn in the economy, unanticipated losses related to the integration of, and accounting for, acquired assets and assumed liabilities in our FDIC-assisted transactions, access to funding sources, greater than expected noninterest expenses, volatile credit and financial markets both domestic and foreign, potential deterioration in real estate values, regulatory changes and excessive loan losses, any or all of which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our company or any person that future events, plans, or expectations contemplated by our company will be achieved. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

State Bank Financial Corporation 2Q13 Financial Supplement: Table 1 Condensed Consolidated Financial Summary Results Quarterly (Unaudited)

						2Q13 Change vs.
(Dollars in thousands, except per share amounts)	2Q13	1Q13	4Q12	3Q12	2Q12	1Q13	2Q12
Income Statement Highlights
Total interest income on invested funds	$2,693	$2,502	$2,585	$2,847	$2,992	$191	$(299)
Interest income on noncovered loans, including fees	15,141	14,374	15,053	14,729	13,773	767	1,368
Accretion income on covered loans	25,787	20,636	27,839	18,893	32,191	5,151	(6,404)
Total interest expense	1,995	1,996	2,096	2,235	2,566	(1)	(571)
Net interest income	41,626	35,516	43,381	34,234	46,390	6,110	(4,764)
Provision for loan losses (noncovered loans)	665	350	325	1,050	2,125	315	(1,460)
Provision for loan losses (covered loans)	(1,288)	(2,385)	3,021	5,441	2,902	1,097	(4,190)
Amortization of FDIC receivable for loss share agreements	(20,762)	(16,779)	(15,260)	(6,291)	(4,007)	(3,983)	(16,755)
Noninterest income	4,224	4,121	4,641	3,002	2,248	103	1,976
Noninterest expense	25,461	26,664	24,783	19,835	21,926	(1,203)	3,535
Income (loss) before income taxes	250	(1,771)	4,633	4,619	17,678	2,021	(17,428)
Income tax expense (benefit)	113	(615)	1,418	1,261	6,647	728	(6,534)
Net income (loss)	$137	$(1,156)	$3,215	$3,358	$11,031	$1,293	$(10,894)
Per Common Share Data
Basic net income (loss) per share	$—	$(.04)	$.10	$.11	$.35	$.04	$(.35)
Diluted net income (loss) per share	—	(.04)	.10	.10	.34	.04	(.34)
Book value per share at period end	13.34	13.38	13.48	13.42	13.24	(.04)	.10
Tangible book value per share at period end	12.94	12.96	13.06	13.18	12.99	(.02)	(.05)
Market price at period end	15.03	16.37	15.88	16.49	15.16	(1.34)	(.13)
Period end shares outstanding	31,920,331	31,918,665	31,908,665	31,896,738	31,721,236	1,666	199,095
Weighted Average Shares Outstanding:
Basic	31,918,677	31,908,776	31,904,381	31,654,046	31,613,581	9,901	305,096
Diluted	33,124,681	31,908,776	33,179,198	32,808,726	32,776,553	1,215,905	348,128
Average Balance Sheet Highlights
Noncovered loans, net of unearned income	$1,083,549	$1,007,094	$955,153	$901,168	$840,428	$76,455	$243,121
Covered loans	351,955	419,204	499,828	622,841	702,145	(67,249)	(350,190)
Loans, net of unearned income	1,435,504	1,426,298	1,454,981	1,524,009	1,542,573	9,206	(107,069)
Assets	2,644,241	2,627,041	2,642,384	2,673,526	2,687,135	17,200	(42,894)
Deposits	2,147,653	2,115,382	2,114,544	2,155,047	2,190,365	32,271	(42,712)
Liabilities	2,217,002	2,197,455	2,211,127	2,246,107	2,271,942	19,547	(54,940)
Equity	427,239	429,586	431,257	427,419	415,193	(2,347)	12,046
Tangible common equity	414,181	416,155	421,617	419,596	407,094	(1,974)	7,087
Key Metrics
Return on average assets	.02%	(.18)%	.48%	.50%	1.65%	.20%	(1.63)%
Return on average equity	.13	(1.09)	2.97	3.13	10.69	1.22	(10.56)
Yield on earning assets	7.75	6.94	8.47	6.77	9.39	.81	(1.64)
Cost of funds	.37	.38	.39	.41	.47	(.01)	(.10)
Rate on interest-bearing liabilities	.46	.47	.48	.49	.55	(.01)	(.09)
Net interest margin	7.39	6.57	8.08	6.36	8.90	.82	(1.51)
Average equity to average assets	16.16	16.35	16.32	15.99	15.45	(.19)	.71
Leverage ratio	15.57	15.51	15.49	15.44	15.24	.06	.33
Tier I risk-based capital ratio	25.86	28.17	29.25	29.95	31.45	(2.31)	(5.59)
Total risk-based capital ratio	27.12	29.45	30.54	31.23	32.77	(2.33)	(5.65)
Efficiency ratio (1)	101.33	116.42	75.52	63.98	49.06	(15.09)	52.27
Average loans to average deposits	66.84	67.43	68.81	70.72	70.43	(.59)	(3.59)
Noninterest-bearing deposits to total deposits	20.22	19.07	18.03	17.31	15.85	1.15	4.37
Nonperforming loans to total noncovered loans (2)	.33	.42	.49	.58	.49	(.09)	(.16)
Nonperforming assets to loans + ORE:
Noncovered	.42	.44	.60	.67	.60	(.02)	(.18)
Covered	13.56	10.67	8.67	9.43	8.07	2.89	5.49
(1)  Calculated on a fully tax-equivalent basis.
(2)  The ratio of nonperforming covered loans to total covered loans is not presented, as there are no covered loans designated as nonperforming.

State Bank Financial Corporation 2Q13 Financial Supplement: Table 2 Condensed Consolidated Balance Sheets Quarterly (Unaudited)

						2Q13 Change vs.
(Dollars in thousands)	2Q13	1Q13	4Q12	3Q12	2Q12	1Q13	2Q12
Assets
Cash and amounts due from depository institutions	$6,783	$7,680	$9,974	$6,784	$6,156	$(897)	$627
Interest-bearing deposits in other financial institutions	430,937	459,494	433,483	345,399	279,060	(28,557)	151,877
Cash and cash equivalents	437,720	467,174	443,457	352,183	285,216	(29,454)	152,504
Investment securities available-for-sale	370,146	351,565	303,901	311,323	280,662	18,581	89,484
Loans receivable:
Noncovered under FDIC loss share agreements	1,123,122	1,051,455	985,502	937,331	881,120	71,667	242,002
Covered under FDIC loss share agreements	333,683	396,831	474,713	553,006	687,451	(63,148)	(353,768)
Allowance for loan losses (noncovered loans)	(15,805)	(15,122)	(14,660)	(14,330)	(13,317)	(683)	(2,488)
Allowance for loan losses (covered loans)	(17,630)	(28,706)	(55,478)	(46,411)	(67,346)	11,076	49,716
Net loans	1,423,370	1,404,458	1,390,077	1,429,596	1,487,908	18,912	(64,538)
Mortgage loans held for sale	753	2,386	4,853	2,130	1,907	(1,633)	(1,154)
Other real estate owned:
Noncovered under FDIC loss share agreements	1,097	276	1,115	892	976	821	121
Covered under FDIC loss share agreements	52,345	47,401	45,062	57,595	60,334	4,944	(7,989)
Premises and equipment, net	34,856	35,379	35,364	38,282	38,298	(523)	(3,442)
Goodwill	10,381	10,381	10,381	6,562	6,562	—	3,819
Other intangibles, net	2,449	2,819	3,188	1,103	1,360	(370)	1,089
FDIC receivable for loss share agreements	210,557	258,848	355,325	354,978	418,826	(48,291)	(208,269)
Other assets	64,023	60,619	68,311	87,603	89,176	3,404	(25,153)
Total assets	$2,607,697	$2,641,306	$2,661,034	$2,642,247	$2,671,225	$(33,609)	$(63,528)
Liabilities and Shareholders’ Equity
Noninterest-bearing deposits	$429,960	$409,717	$387,450	$367,762	$343,214	$20,243	$86,746
Interest-bearing deposits	1,696,124	1,738,473	1,760,986	1,756,536	1,821,922	(42,349)	(125,798)
Total deposits	2,126,084	2,148,190	2,148,436	2,124,298	2,165,136	(22,106)	(39,052)
Securities sold under agreements to repurchase	3,576	3,959	4,755	607	2,845	(383)	731
Notes payable	5,698	3,861	2,523	2,527	2,531	1,837	3,167
Other liabilities	46,413	58,360	75,104	86,617	80,659	(11,947)	(34,246)
Total liabilities	2,181,771	2,214,370	2,230,818	2,214,049	2,251,171	(32,599)	(69,400)
Total shareholders’ equity	425,926	426,936	430,216	428,198	420,054	(1,010)	5,872
Total liabilities and shareholders’ equity	$2,607,697	$2,641,306	$2,661,034	$2,642,247	$2,671,225	$(33,609)	$(63,528)
Capital Ratios
Average equity to average assets	16.16%	16.35%	16.32%	15.99%	15.45%	(.19)%	.71%
Leverage ratio	15.57	15.51	15.49	15.44	15.24	.06	.33
Tier I risk-based capital ratio	25.86	28.17	29.25	29.95	31.45	(2.31)	(5.59)
Total risk-based capital ratio	27.12	29.45	30.54	31.23	32.77	(2.33)	(5.65)

State Bank Financial Corporation 2Q13 Financial Supplement: Table 3 Condensed Consolidated Income Statements Quarterly (Unaudited)

						2Q13 Change vs.
(Dollars in thousands, except per share amounts)	2Q13	1Q13	4Q12	3Q12	2Q12	1Q13	2Q12
Total interest income on invested funds	$2,693	$2,502	$2,585	$2,847	$2,992	$191	$(299)
Interest income on noncovered loans, including fees	15,141	14,374	15,053	14,729	13,773	767	1,368
Accretion income on covered loans	25,787	20,636	27,839	18,893	32,191	5,151	(6,404)
Total interest expense	1,995	1,996	2,096	2,235	2,566	(1)	(571)
Net interest income	41,626	35,516	43,381	34,234	46,390	6,110	(4,764)
Provision for loan losses (noncovered loans)	665	350	325	1,050	2,125	315	(1,460)
Provision for loan losses (covered loans)	(1,288)	(2,385)	3,021	5,441	2,902	1,097	(4,190)
Net interest income after provision for loan losses	42,249	37,551	40,035	27,743	41,363	4,698	886
Noninterest Income:
Amortization of FDIC receivable for loss share agreements	(20,762)	(16,779)	(15,260)	(6,291)	(4,007)	(3,983)	(16,755)
Service charges on deposits	1,284	1,215	1,408	1,298	1,199	69	85
Mortgage banking income	289	306	363	255	311	(17)	(22)
Gain on sale of investment securities	—	364	225	—	—	(364)	—
Gain on FHLB stock redemptions	—	—	680	101	434	—	(434)
Payroll fee income	705	832	622	—	—	(127)	705
ATM income	635	605	619	611	610	30	25
Other	1,311	799	724	737	(306)	512	1,617
Total noninterest income	(16,538)	(12,658)	(10,619)	(3,289)	(1,759)	(3,880)	(14,779)
Noninterest Expense:
Salaries and employee benefits	15,547	17,395	15,134	12,811	13,628	(1,848)	1,919
Occupancy and equipment	2,550	2,456	2,500	2,469	2,419	94	131
Legal and professional fees	1,280	1,601	1,669	1,265	2,173	(321)	(893)
Marketing	350	328	968	573	366	22	(16)
Federal insurance premiums and other regulatory fees	604	469	673	378	355	135	249
Loan collection and OREO costs	1,944	1,288	929	(484)	(42)	656	1,986
Data processing	1,504	1,437	1,272	1,196	1,336	67	168
Amortization of intangibles	369	370	251	256	276	(1)	93
Other	1,313	1,320	1,387	1,371	1,415	(7)	(102)
Total noninterest expense	25,461	26,664	24,783	19,835	21,926	(1,203)	3,535
Income (Loss) Before Income Taxes	250	(1,771)	4,633	4,619	17,678	2,021	(17,428)
Income tax expense (benefit)	113	(615)	1,418	1,261	6,647	728	(6,534)
Net Income (Loss)	$137	$(1,156)	$3,215	$3,358	$11,031	$1,293	$(10,894)
Basic Net Income (Loss) Per Share	$—	$(.04)	$.10	$.11	$.35	$.04	$(.35)
Diluted Net Income (Loss) Per Share	—	(.04)	.10	.10	.34	.04	(.34)
Weighted Average Shares Outstanding:
Basic	31,918,677	31,908,776	31,904,381	31,654,046	31,613,581	9,901	305,096
Diluted	33,124,681	31,908,776	33,179,198	32,808,726	32,776,553	1,215,905	348,128

State Bank Financial Corporation 2Q13 Financial Supplement: Table 4 Condensed Consolidated Income Statements Year to Date (Unaudited)
	Six Months Ended June 30		YTD Change
(Dollars in thousands, except per share amounts)	2013	2012
Total interest income on invested funds	$5,195	$5,958	$(763)
Interest income on noncovered loans, including fees	29,515	25,678	3,837
Accretion income on covered loans	46,423	55,681	(9,258)
Total interest expense	3,991	5,418	(1,427)
Net interest income	77,142	81,899	(4,757)
Provision for loan losses (noncovered loans)	1,015	3,660	(2,645)
Provision for loan losses (covered loans)	(3,673)	1,619	(5,292)
Net interest income after provision for loan losses	79,800	76,620	3,180
Noninterest Income:
Amortization of FDIC receivable for loss share agreements	(37,541)	(11,018)	(26,523)
Service charges on deposits	2,499	2,411	88
Mortgage banking income	595	613	(18)
Gain on sale of investment securities	364	93	271
Gains on FHLB stock redemptions	—	434	(434)
Payroll fee income	1,537	—	1,537
ATM income	1,240	1,195	45
Other	2,110	182	1,928
Total noninterest income	(29,196)	(6,090)	(23,106)
Noninterest Expense:
Salaries and employee benefits	32,942	26,591	6,351
Occupancy and equipment	5,006	4,876	130
Legal and professional fees	2,881	3,690	(809)
Marketing	678	630	48
Federal insurance premiums and other regulatory fees	1,073	773	300
Loan collection and OREO costs	3,232	1,515	1,717
Data processing	2,941	3,200	(259)
Amortization of intangibles	739	522	217
Other	2,633	2,821	(188)
Total noninterest expense	52,125	44,618	7,507
Income (Loss) Before Income Taxes	(1,521)	25,912	(27,433)
Income tax expense (benefit)	(502)	9,743	(10,245)
Net Income (Loss)	$(1,019)	$16,169	$(17,188)
Basic Net Income (Loss) Per Share	$(.03)	$.51	$(.54)
Diluted Net Income (Loss) Per Share	(.03)	.49	(.52)
Weighted Average Shares Outstanding:
Basic	31,913,754	31,612,587	301,167
Diluted	31,913,754	32,785,670	(871,916)

State Bank Financial Corporation 2Q13 Financial Supplement: Table 5 Condensed Consolidated Composition of Loans and Deposits at Period Ends Quarterly (Unaudited)

						2Q13 Change vs.
(Dollars in thousands)	2Q13	1Q13	4Q12	3Q12	2Q12	1Q13	2Q12
Composition of Loans
Noncovered loans:
Construction, land & land development	$295,756	$265,055	$230,448	$249,739	$253,980	$30,701	$41,776
Other commercial real estate	508,620	486,287	457,729	411,574	356,476	22,333	152,144
Total commercial real estate	804,376	751,342	688,177	661,313	610,456	53,034	193,920
Commercial & industrial	33,908	35,944	35,390	33,817	35,186	(2,036)	(1,278)
Owner-occupied real estate	186,652	176,426	172,445	163,327	154,533	10,226	32,119
Total commercial & industrial	220,560	212,370	207,835	197,144	189,719	8,190	30,841
Residential real estate	53,962	45,433	43,179	41,514	41,449	8,529	12,513
Consumer & other	44,224	42,310	46,311	37,360	39,496	1,914	4,728
Total noncovered loans	1,123,122	1,051,455	985,502	937,331	881,120	71,667	242,002
Covered loans:
Construction, land & land development	51,660	58,802	81,288	98,546	136,200	(7,142)	(84,540)
Other commercial real estate	91,246	115,194	139,010	165,148	208,975	(23,948)	(117,729)
Total commercial real estate	142,906	173,996	220,298	263,694	345,175	(31,090)	(202,269)
Commercial & industrial	8,059	10,811	14,859	21,281	29,298	(2,752)	(21,239)
Owner-occupied real estate	67,568	80,239	86,612	100,151	118,848	(12,671)	(51,280)
Total commercial & industrial	75,627	91,050	101,471	121,432	148,146	(15,423)	(72,519)
Residential real estate	114,036	131,254	142,032	156,368	180,167	(17,218)	(66,131)
Consumer & other	1,114	531	10,912	11,512	13,963	583	(12,849)
Total covered loans	333,683	396,831	474,713	553,006	687,451	(63,148)	(353,768)
Total loans	$1,456,805	$1,448,286	$1,460,215	$1,490,337	$1,568,571	$8,519	$(111,766)
Composition of Deposits
Noninterest-bearing demand deposits	$429,960	$409,717	$387,450	$367,762	$343,214	$20,243	$86,746
Interest-bearing transaction accounts	351,288	333,336	355,651	324,305	331,550	17,952	19,738
Savings and money market deposits	911,415	959,912	949,631	960,714	1,016,619	(48,497)	(105,204)
Time deposits less than $100,000	186,874	194,098	201,658	208,769	222,402	(7,224)	(35,528)
Time deposits $100,000 or greater	139,672	144,501	147,363	157,414	170,844	(4,829)	(31,172)
Brokered and wholesale time deposits	106,875	106,626	106,683	105,334	80,507	249	26,368
Total deposits	$2,126,084	$2,148,190	$2,148,436	$2,124,298	$2,165,136	$(22,106)	$(39,052)

State Bank Financial Corporation 2Q13 Financial Supplement: Table 6 Condensed Consolidated Asset Quality Data Quarterly (Unaudited)

						2Q13 Change vs.
(Dollars in thousands)	2Q13	1Q13	4Q12	3Q12	2Q12	1Q13	2Q12
Nonperforming noncovered assets:
Nonaccrual loans	$2,695	$3,413	$2,621	$4,117	$3,929	$(718)	$(1,234)
Troubled debt restructurings	973	970	2,171	1,297	346	3	627
Total nonperforming noncovered loans	3,668	4,383	4,792	5,414	4,275	(715)	(607)
Other real estate owned	1,097	276	1,115	892	976	821	121
Total nonperforming noncovered assets	4,765	4,659	5,907	6,306	5,251	106	(486)
Nonperforming covered assets:
Other real estate owned (1)	$52,345	$47,401	$45,062	$57,595	$60,334	$4,944	$(7,989)
Noncovered assets:
Charge-offs	$8	$12	$2	$112	$490	$(4)	$(482)
Recoveries	26	124	7	75	1	(98)	25
Net charge-offs (recoveries)	$(18)	$(112)	$(5)	$37	$489	$94	$(507)
Ratios:
Annualized QTD net charge-offs (recoveries) to total average noncovered loans	(.01)%	(.05)%	—%	.02%	.23%	.04%	(.24)%
Nonperforming loans to total noncovered loans (2)	.33	.42	.49	.58	.49	(.09)	(.16)
Nonperforming assets to loans + ORE:
Noncovered	.42	.44	.60	.67	.60	(.02)	(.18)
Covered	13.56	10.67	8.67	9.43	8.07	2.89	5.49
Allowance for loan losses to loans:
Noncovered	1.41	1.44	1.49	1.53	1.51	(.03)	(.10)
Covered	5.28	7.23	11.69	8.39	9.80	(1.95)	(4.52)

(1)  Total nonperforming assets for covered assets consist of other real estate only. There are no covered loans designated as nonperforming.
(2)  The ratio of nonperforming covered loans to total covered loans is not presented, as there are no covered loans designated as nonperforming.

State Bank Financial Corporation 2Q13 Financial Supplement: Table 7 Condensed Consolidated Average Balances and Yield Analysis Quarterly (Unaudited)

						2Q13 Change vs.
(Dollars in thousands)	2Q13	1Q13	4Q12	3Q12	2Q12	1Q13	2Q12
Selected Average Balances
Interest-bearing deposits in other financial institutions	$465,823	$447,929	$371,873	$333,882	$258,178	$17,894	$207,645
Taxable investment securities	349,789	311,363	298,957	276,399	286,346	38,426	63,443
Nontaxable investment securities, tax equivalent basis	9,602	10,236	12,173	12,263	12,469	(634)	(2,867)
Noncovered loans receivable (1)	1,083,549	1,007,094	955,153	901,168	840,428	76,455	243,121
Covered loans receivable	351,955	419,204	499,828	622,841	702,145	(67,249)	(350,190)
Total earning assets	2,260,718	2,195,826	2,137,984	2,146,553	2,099,566	64,892	161,152
Total nonearning assets	383,523	431,215	504,400	526,973	587,569	(47,692)	(204,046)
Total assets	2,644,241	2,627,041	2,642,384	2,673,526	2,687,135	17,200	(42,894)
Interest-bearing transaction accounts	360,221	324,342	315,541	321,328	323,126	35,879	37,095
Savings & money market deposits	936,819	956,517	954,260	997,939	1,052,130	(19,698)	(115,311)
Time deposits less than $100,000	190,795	197,893	204,821	214,488	235,757	(7,098)	(44,962)
Time deposits $100,000 or greater	142,364	145,329	152,534	162,314	182,850	(2,965)	(40,486)
Brokered and wholesale time deposits	106,818	106,641	106,712	102,468	66,013	177	40,805
Notes payable	5,026	2,536	2,525	2,529	2,533	2,490	2,493
Securities sold under agreements to repurchase	5,083	3,388	5,352	2,448	2,776	1,695	2,307
Total interest-bearing liabilities	1,747,126	1,736,646	1,741,745	1,803,514	1,865,185	10,480	(118,059)
Noninterest-bearing demand deposits	410,636	384,660	380,676	356,510	330,489	25,976	80,147
Other liabilities	59,240	76,149	88,706	86,083	76,268	(16,909)	(17,028)
Shareholders’ equity	427,239	429,586	431,257	427,419	415,193	(2,347)	12,046
Total liabilities and shareholders' equity	2,644,241	2,627,041	2,642,384	2,673,526	2,687,135	17,200	(42,894)
Interest Margins (2)
Interest-bearing deposits in other financial institutions	.27%	.23%	.27%	.22%	.24%	.04%	.03%
Taxable investment securities	2.64	2.82	2.96	3.68	3.83	(.18)	(1.19)
Nontaxable investment securities, tax equivalent basis (3)	4.93	5.11	5.26	5.29	5.42	(.18)	(.49)
Noncovered loans receivable	5.60	5.79	6.27	6.50	6.59	(.19)	(.99)
Covered loans receivable	29.39	19.96	22.16	12.07	18.44	9.43	10.95
Total earning assets	7.75%	6.94%	8.47%	6.77%	9.39%	.81%	(1.64)%
Interest-bearing transaction accounts	.10	.12	.11	.12	.12	(.02)	(.02)
Savings & money market deposits	.42	.43	.45	.46	.51	(.01)	(.09)
Time deposits less than $100,000.59		.59	.62	.68	.87	—	(.28)
Time deposits $100,000 or greater	.72	.74	.75	.80	.97	(.02)	(.25)
Brokered and wholesale time deposits	.93	.93	.94	.92	.85	—	.08
Notes payable	10.77	12.63	8.67	8.49	8.26	(1.86)	2.51
Securities sold under agreements to repurchase	.08	.12	.07	.16	.14	(.04)	(.06)
Total interest-bearing liabilities	.46	.47	.48	.49	.55	(.01)	(.09)
Net interest spread	7.29	6.47	7.99	6.28	8.84	.82	(1.55)
Net interest margin	7.39%	6.57%	8.08%	6.36%	8.90%	.82%	(1.51)%

(1) The above amount includes average nonaccrual loans of $4,136 for 2Q13, $3,980 for 1Q13, $3,337 for 4Q12, $4,114 for 3Q12, and $4,053 for 2Q12.
(2) Annualized for the applicable period.
(3) Reflects taxable equivalent adjustments using the statutory tax rate of 35% in adjusting interest on tax-exempt securities to fully taxable basis. The taxable equivalent adjustments included above amount to $40 for 2Q13, $45 for 1Q13, $56 for 4Q12, $57 for 3Q12, and $59 for 2Q12.